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                                                                   EXHIBIT 5.01


                          [ARTER & HADDEN LETTERHEAD]



                                November 4, 1997




Reliance Steel & Aluminum Co.
2550 East 25th Street
Los Angeles, California 90058

          Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

           At your request, we have examined the Registration Statement on Form S-3 and Amendment No. 1 thereto, File No. 333-37607 (which collectively are referred to herein as the "Registration Statement"), in connection with the registration and proposed sale of up to 3,795,000 shares of Common Stock (the "Shares") (including 495,000 shares subject to the over-allotment option and 200,000 shares to be sold by certain holders of common stock (the "Selling Shareholders")) of Reliance Steel & Aluminum Co., a California corporation (the "Company"), which are to be issued and sold by the Company or sold by the Selling Shareholders in the manner described in the Registration Statement and the exhibits thereto.

           We have examined the procedures heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. It is our opinion that the Shares to be sold by the Company and the Selling Shareholders pursuant to the Registration Statement, when sold and paid for in accordance with the terms of the Registration Statement and the exhibits thereto, will be legally issued, fully paid and nonassessable.

           The statements under the caption "Certain U.S. Tax Consequences to Non-U.S. Shareholders" in the Registration Statement fairly present a summary of the legal matters referred to therein and accurately state the law in effect with respect to such matters as of the date of the Prospectus included in the Registration Statement.

           We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Counsel" in the Registration Statement and in the Prospectus which forms a part thereof.


                                           Very truly yours,


                                           Arter & Hadden